As filed with the Securities and Exchange Commission on August 31, 2001
                                        Registration Statement No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------
                             SL GREEN REALTY CORP.
          (Exact name of each registrant as specified in its charter)
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
                          Maryland                                                           13-3956775
  (State or other jurisdiction of incorporation or organization)                (I.R.S. employer identification number)

                           ------------------------
                             420 Lexington Avenue
                           New York, New York 10170
                                (212) 594-2700
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive office)

                           ------------------------
                               Stephen L. Green
                     Chairman and Chief Executive Officer
                             420 Lexington Avenue
                           New York, New York 10170
                                (212) 594-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                                   Copy to:
                           Edward F. Petrosky, Esq.
                             James O'Connor, Esq.
                        Sidley Austin Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048
                                (212) 839-5300

                           ------------------------
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     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.|_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.|_|
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|

                           ------------------------
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                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                             Proposed Maximum         Proposed Maximum
          Title of Class of               Amount to be        Aggregate Price         Aggregate Offering         Amount of
     Securities to be Registered           Registered          per Share (1)               Price (1)           Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par
value per share .....................      3,000,000               $30.20                $90,600,000              $22,650
=============================================================================================================================
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  (1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for such shares on the New York Stock Exchange on August 29,
      2001 pursuant to Rule 457(c).
                           ------------------------

         The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.



                 SUBJECT TO COMPLETION, DATED AUGUST 31, 2001

                                  PROSPECTUS


                                   SL GREEN
                                 REALTY CORP.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               3,000,000 Shares
                                 COMMON STOCK

         SL Green Realty Corp. is a self managed real estate investment trust with in-house capabilities in property management, development, construction and acquisition. With this prospectus, we are offering participation in our Dividend Reinvestment and Stock Purchase Plan to holders of our common stock, as well as to other interested investors. The Dividend Reinvestment and Stock Purchase Plan is a simple, convenient and low-cost means of investing in our common stock.

                                PLAN HIGHLIGHTS

- You may participate in the Plan if you own our common stock. If you do not own any common stock, you can participate in the Plan by making your initial investment in our common stock through the Plan with a minimum initial investment of $1,000 (but no more than $10,000, unless we waive this limit).

- Once you are enrolled in the Plan, you may have the cash dividends on all or a portion of your common stock reinvested automatically with us at a discount to the market price ranging from 0% to 3%. The discount is initially expected to be 0%, but may be adjusted by us in our discretion at any time.

- Once you are enrolled in the Plan, you may buy additional shares of common stock by making optional cash investments of $250 to $10,000 per month. In some instances, however, we may permit greater optional cash investments.

         Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive cash dividends, if and when declared by our board of directors, in the usual manner.

         Our common stock is traded on the New York Stock Exchange under the ticker symbol "SLG." The closing price of our shares of common stock on August 30, 2001 was $30.05 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August __, 2001.

                              SUMMARY OF THE PLAN

         The following summary of our Dividend Reinvestment and Stock Purchase Plan may omit information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus beginning on page 4 before you decide to participate in the Plan.

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ENROLLMENT:                  You can participate in the Plan if you currently own shares of our common stock by submitting a completed authorization form. You may obtain an authorization form (a copy of which is attached hereto as Exhibit A) from the Plan's Administrator, The Bank of New York. Please see Question 6 for more detailed information.

INITIAL INVESTMENT:          If you do not own any shares of our common stock, you can participate in the
                             Plan by making an initial investment in our common stock through the Plan with a minimum initial investment, at the then current market price, of
                             $1,000 but not more than $10,000, unless we waive this maximum limit. Please see Question 5 for more detailed information.

REINVESTMENT OF DIVIDENDS:   You can reinvest your cash dividends on all or a portion of your shares of our common stock. You will be able to purchase additional shares of common stock at a discount to the market price ranging from 0% to 3% by reinvesting your dividends. The discount is initially expected to be 0%, but may be adjusted by us at our discretion at any time.  Please see Question 6 for more detailed information.

OPTIONAL CASH INVESTMENTS:   After you are enrolled in the Plan, you can buy additional shares of our common stock. You can invest a minimum of $250 up to a maximum of $10,000 in any one month. Under some circumstances, we may approve a written request to waive the $10,000 per month maximum amount. Shares of common stock purchased directly from us under the Plan pursuant to an approved request for waiver may be issued at a discount to the market price ranging from 0% to 3%
                             without payment of brokerage commissions. The discount is initially expected to be 0%, but may be adjusted by us at our discretion at any time. No discount will be available for common stock purchased in the open market or in privately negotiated transactions. Initially, optional cash investments of less than $10,000 will not be subject to a discount, but we reserve the right to grant a discount in the future. Please see Questions 6, 9 and 10 for more detailed information.

SOURCE OF SHARES:            The Administrator of the Plan will purchase shares of our common stock directly from us as newly issued shares of common stock, in the open market or in privately negotiated transactions with third parties. Please see
                             Question 8 for more detailed information.

PURCHASE PRICE:              Shares of common stock purchased directly from us with reinvested dividends will be acquired at a price to you equal to the average of the daily high and low sales prices of the shares reported as New York Stock
                             Exchange ("NYSE") Composite Transaction for the five trading days immediately preceding the applicable "Investment Date" (as defined in
                             Question 8).

                             Shares of common stock purchased on the open market with reinvested dividends will be acquired at a price to you equal to the average price paid by the Administrator for shares purchased through the Plan in the open market purchases.

                             Shares of common stock purchased with reinvested dividends may reflect a discount ranging from 0% to 3%. The discount is initially expected to be 0%, but may be adjusted by us at our discretion at any time.

                             Shares of common stock purchased directly from us with optional cash investments of less than $10,000 will be acquired at a price to you equal to
                             100% of the average of the daily high and low sales prices of the shares reported as NYSE Composite Transactions for the five trading days immediately preceding the applicable Investment Date.

                             Shares of common stock purchased on the open market with optional cash investments will be acquired at a price to you equal to the average price paid by the Administrator for shares purchased through the Plan in the open market purchases.

                             Shares of common stock purchased with optional cash investments of more than
                             $10,000 pursuant to a request for waiver (as described in Question 10) may reflect a discount of 0% to 3% from the market price and will be based on the average of the daily high and low sales prices of the shares of common stock reported as NYSE Composite Transactions during a pricing period consisting of five trading days preceding the Investment Date.

                             Please see Questions 8 and 10 for more detailed information.

TRACKING YOUR INVESTMENTS:   You will receive periodic statements of the transactions made in your Plan account. These statements will provide you with details of the transactions and will indicate the share balance in your Plan account. Please see
                             Question 14 for more detailed information.

ADMINISTRATION:              The Bank of New York initially will serve as the Administrator of the Plan.
                             You should send all correspondence with the Administrator to: The Bank of
                             New York, Investor Relations Department, Church Street Station, P.O. Box
                             11258, New York, New York 10277-0758. You may call the Administrator at
                             (800) 524-4458. Please see Question 4 for more detailed information.

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                                     TERMS AND CONDITIONS OF THE PLAN

         The following constitutes our Dividend Reinvestment and Stock Purchase Plan, as in effect beginning __________ __, 2001. All references in this prospectus to "common stock" refer to our common stock, par value $.01 per share.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The primary purpose of the Plan is to give holders of record of our common stock and other interested investors a convenient and economical way to purchase and to reinvest all or a portion of their cash dividends in shares of common stock. A secondary purpose of the Plan is to provide us another way to raise additional capital for general corporate purposes through the sale of common stock under the Plan.

PARTICIPATION OPTIONS

2.       WHAT ARE MY INVESTMENT OPTIONS UNDER THE PLAN?

         Once enrolled in the Plan, you may buy shares of common stock through any of the following investment options:

         - FULL DIVIDEND REINVESTMENT. You may reinvest cash dividends paid on all of your common stock to purchase additional shares of common stock. This option also permits you to make optional cash investments from $250 to $10,000 per month to buy additional shares of common stock.

         - PARTIAL DIVIDEND REINVESTMENT. You may reinvest cash dividends paid on a specified amount of your shares of common stock to purchase additional shares of common stock. We will continue to pay you cash dividends on the remaining shares of common stock, when and if declared by our board of directors. This option also permits you to make optional cash investments from $250 to $10,000 per month to buy additional shares of common stock.

         - OPTIONAL CASH INVESTMENTS ONLY. You may make optional cash investments from $250 to $10,000 per month to buy additional shares of common stock. Dividends on shares of common stock credited to your account under the Plan will be reinvested in additional shares. We will continue to pay you cash dividends, when and if declared by our board of directors, on the shares of common stock owned by you then or in the future, unless you designate the shares for reinvestment pursuant to the Plan. If you currently do not own any of our common stock, you can participate in the Plan by making a minimum initial investment of $1,000. You may request, and in some instances we may approve, a waiver from us permitting you to make optional cash investments in an amount greater than $10,000 per month. See Question 10 to learn how to request such a waiver.

BENEFITS AND DISADVANTAGES

3.       WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

         BENEFITS

         Before deciding whether to participate in the Plan, you should consider the following benefits of the Plan:

         - You may have the cash dividends on all or a portion of your shares of common stock reinvested automatically with us at a discount to the market price ranging from 0% to 3%.

         - There are no costs associated with the Plan that you must pay, except for costs related to your voluntary selling of shares of common stock or withdrawal from the Plan. Therefore, you will not pay brokerage commissions or service fees to purchase common stock through the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit B for a detailed description of the costs for which you will be responsible.

         - You will get the convenience of having all or a portion of your cash dividends automatically reinvested in additional shares of common stock. Since the Administrator will credit fractional shares of common stock to your Plan account, you will receive full investment of your dividends and optional cash investments.

         - You will have the option of having your share certificates held for safekeeping by the Administrator, insuring your protection against loss, theft or destruction of the certificates representing your shares of common stock.

         - You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your Plan account, including purchases, sales and latest balances.

         - You will have the flexibility of making optional cash investments of $250 to $10,000 in any one month to buy additional shares of common stock. You may make these optional cash investments on a regular or occasional basis.

         - Shares of common stock purchased directly from us under the Plan pursuant to an approved request for waiver may be issued at a discount to the market price without payment of brokerage commissions. Initially, optional cash investments of less than $10,000 will not be subject to a discount, but we reserve the right to grant a discount in the future.

         - At any time, you may direct the Administrator to sell or transfer all or a portion of the shares of common stock held in your Plan account.

         DISADVANTAGES

         Before deciding whether to participate in the Plan, you should consider the following disadvantages of the Plan:

         - We are not now offering a discount on purchases of common stock made through dividend reinvestments or optional cash investments, although we reserve the right to offer any discount in the future.

         - Without giving you prior notice, we may direct the Administrator to buy shares of common stock under the Plan either directly from us or in the open market or in privately negotiated transactions with third parties.

         - Your reinvestment of cash dividends will result in you being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. The dividend may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due.

         - You may not know the actual number of shares of common stock that the Administrator of the Plan buys for your account until after the applicable Investment Date.

         - You must decide to make optional cash investments prior to the applicable Investment Date. Accordingly, your investments may be exposed to changes in market conditions.

         - The purchase price for the shares of common stock you purchase through the Plan is based on the average market prices for the shares during the applicable "Pricing Period." The "Pricing Periods" are described in Question 8. As a result, your purchase price may exceed (or be less than) the price of acquiring the shares on the open market on the applicable Investment Date.

         - Sales of common stock held in your Plan account may be delayed.

         - You will pay brokerage commissions or, as described in Exhibit B, trading and transaction fees on the sale of common stock held in your Plan account.

         - The Administrator will not pay interest on funds that it holds pending reinvestment or investment.

         - You may not pledge shares of common stock deposited in your Plan account unless you withdraw the shares from the Plan.

         - If you direct the Plan to sell less than all of your shares of common stock held by the Plan, you will not be able to specifically identify which shares are sold for purposes of determining whether the sale results in short-term or long-term gain or loss for income tax purposes.



ADMINISTRATION

4.       WHO WILL ADMINISTER THE PLAN?

         ADMINISTRATOR. The Bank of New York, or another entity as we may designate, will serve as the Administrator of the Plan. The Administrator:

         -        acts as your agent;

         -        keeps records of all Plan accounts;

         -        sends your account statements to you;

         - buys and sells, on your behalf, all shares of common stock under the Plan; and

         - performs other duties relating to the Plan. You should send all correspondence with the Administrator to:

                             The Bank of New York
                         Investor Relations Department
                             Church Street Station
                                P.O. Box 11258
                            New York, NY 10277-0758
                           Telephone: (800) 524-4458

         SUCCESSOR TO ADMINISTRATOR. We may replace the Administrator at any time. The Administrator may resign as Administrator of the Plan at any time. In either case, we will appoint a successor Administrator, and will notify you of the change.

PARTICIPATION

5.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         You may participate in the plan if you qualify as either of the following:

         - You are a "registered holder," a person whose shares are registered in our transfer books in your name, or

         - You are a "beneficial owner," a holder of shares who has beneficial ownership of shares that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee).

         Registered holders may participate in the plan directly. If you are not a registered holder, you must either become a registered holder by having your shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on your request. For instructions on enrolling, see Question 6.

         MINIMUM OWNERSHIP INTEREST. There is no minimum requirement as to the number of shares of common stock that you must hold in your Plan account in order to participate in the Plan.

         If you are an interested investor but not yet a stockholder, you initially can purchase from us at least $1,000, but no more than $10,000 (unless we waive this limitation), of common stock in order to participate in the Plan. This initial purchase will enable you to participate in both the optional cash investment and dividend reinvestment portions of the Plan. You may purchase shares of common stock pursuant to this paragraph in the manner set forth in the response to Question 8.

         NON-TRANSFERABILITY OF RIGHT TO PARTICIPATE. You may not transfer your right to participate in the Plan to another person.

         FOREIGN LAW RESTRICTIONS. You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the Plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

         EXCLUSION FROM PLAN FOR SHORT-TERM TRADING OR OTHER PRACTICES. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of the common stock. If you do engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right to modify, suspend or terminate participation in the Plan, by otherwise eligible holders of common stock, in order to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the common stock. In addition to short-term trading activities, we reserve the right to prevent you from participating in the Plan for any other reason. It is in our sole discretion to exclude you from or terminate your participation in the Plan.

ENROLLMENT

6.       HOW DO I ENROLL IN THE PLAN?

         If you are eligible to participate in the Plan, you may join the Plan at any time. Once you enroll in the Plan, you will remain enrolled until you withdraw from the Plan or we terminate the Plan.

         THE AUTHORIZATION FORM. To enroll and participate in the Plan, you must complete an Authorization Form (a copy of which is attached hereto as Exhibit A) and mail it to the Administrator at the address set forth in Question 4. If your shares of common stock are registered in more than one name (such as joint tenants or trustees), all registered holders must sign the Authorization Form. If you are eligible to participate in the Plan, you may sign and return the Authorization Form to join the Plan at any time.

         If you are a beneficial owner but not a record holder of shares of common stock, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf.

         If you are an interested investor but not presently our stockholder, and you desire to participate in the Plan by making an initial purchase from us of at least $1,000, but no more than $10,000, worth of our common stock, you may join the Plan by signing an Authorization Form and forwarding it, together with the funds, to the Administrator. You may obtain an Authorization Form at any time by writing to the Administrator at the address set forth in Question 4.

         CHOOSING YOUR INVESTMENT OPTION. When completing the Authorization Form, you should choose one of the three investment options discussed in Question 2 and repeated below:

         - "Full Dividend Reinvestment"--This option directs the Administrator to reinvest the cash dividends paid on all of the shares of common stock owned by you then or in the future in shares of common stock. This option also permits you to make optional cash investments from $250 to $10,000 per month to buy additional shares of common stock.

         - "Partial Dividend Reinvestment"--This option directs the Administrator to reinvest cash dividends paid on a specified number of shares of common stock then owned by you in shares of common stock. We will continue to pay you cash dividends on the remaining shares of common stock, when and if declared by our board of directors. This option also permits you to make optional cash investments from $250 to $10,000 per month to buy additional shares of common stock.

         - "Optional Cash Investments Only"--This option permits you to make optional cash investments from $250 to $10,000 per month to buy additional shares of common stock. Dividends on shares of common stock credited to your account under the Plan will be reinvested in additional shares of common stock. We will continue to pay you cash dividends, when and if declared by our board of directors, on the shares of common stock owned by you then or in the future, unless you designate the shares for reinvestment pursuant to the Plan.

         You should choose your investment option by checking the appropriate box on the Authorization Form. If you sign and return an Authorization Form without checking an option, the Administrator will choose the "Full Dividend Reinvestment" option and will reinvest all cash dividends on all shares of common stock registered in your name.

         The Administrator automatically will reinvest all cash dividends paid on all shares of common stock that you have designated for participation in the Plan until you indicate otherwise or withdraw from the Plan, or until we terminate the Plan. If you have elected to have your dividends reinvested, we will pay to the Administrator dividends on all shares of common stock held in your Plan account. The Administrator will credit the common stock purchased with your reinvested dividends to your Plan account.

         CHANGING YOUR INVESTMENT OPTION. You may change your investment option by completing and signing a new Authorization Form and returning it to the Administrator of the Plan. The Administrator must receive any change at least three business days before the record date for a dividend payment in order for the change to become effective for that dividend payment. The Administrator also must receive any change in the number of shares of common stock that you have designated for partial dividend reinvestment at least three business days before the record date for a dividend payment in order to reinvest for the new number of shares on the next Investment Date.

7.       WHEN WILL MY PARTICIPATION IN THE PLAN BEGIN?

         The date on which the Administrator receives your properly completed Authorization Form will determine the date on which the Administrator will buy shares of common stock for your account. If you choose either the full or partial dividend reinvestment option, the Administrator will begin to reinvest dividends on the Investment Date after receipt of your Authorization Form, provided it receives the Authorization Form at least three business days before the record date set for the related dividend payment.

         If you choose the optional cash investments only option and wish to invest $10,000 or less in any one month, the Administrator will purchase shares of common stock for you on the Investment Date after receipt of both your Authorization Form and the good funds to be invested, provided it receives the Authorization Form and funds by 12:00 p.m. on the last business day immediately preceding the Investment Date. If the Administrator receives your Authorization Form and funds for optional cash investment after such time before the Investment Date, then the Administrator generally will hold your funds, without interest, for investment on the next Investment Date. Please see the provisions of Question 10 if you wish to invest more than $10,000.

         Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan or we terminate the Plan.

PURCHASES

8.       HOW ARE SHARES PURCHASED UNDER THE PLAN?

         INITIAL PURCHASE OF COMMON STOCK. If you are an interested investor but not yet our stockholder, then you initially may direct the Administrator to purchase for your account at least $1,000 (but no more than $10,000) worth of common stock, making you eligible to participate in the Plan. You should send, together with your Authorization Form, a check or money order, payable to the Administrator, in an amount from $1,000 to $10,000 made out in U.S. funds drawn on a U.S. bank to the Administrator at the address set forth in Question 4. The other provisions of this Question 8 will apply to your purchase of shares of common stock in this manner.

         SOURCE OF THE SHARES OF COMMON STOCK. The Administrator will use all dividends reinvested through the Plan and all optional cash investments to buy either newly issued shares of common stock directly from us, or shares of common stock on the open market or in privately negotiated transactions with third parties, or a combination thereof, at our discretion. Shares of common stock purchased directly from us will consist of authorized but unissued shares of common stock, including shares held in our treasury, if any. Shares of common stock purchased on the open market will be made through BNY ESI & Co., Inc. ("BNY ESI"), a wholly owned subsidiary of The Bank of New York Company, Inc. We cannot revise our determination that shares purchased through the Plan will be purchased either (1) from us, or (2) on the open market or in privately negotiated transactions, more than once every three months.

         INVESTMENT DATES. If the Administrator is purchasing your shares of common stock with reinvested dividends, your shares will be purchased beginning on the dividend payment date, or if that date is not a trading day, then on the next succeeding trading day. A trading day means a day on which trades in shares of common stock are reported on the principal market for those shares. If the Administrator is purchasing your shares of common stock with cash investments, your shares will be purchased beginning on the fifteenth day of the month, or if that date is not a trading day, then on the next succeeding trading day.

         You should be aware that when the Administrator is purchasing shares of common stock on the open market, regulations may require the Administrator to make the purchases on a date later than the date specified by the Plan.

         The date on which the Administrator purchases shares of common stock directly from us, or the first date on which the Administrator purchases shares in the open market, with respect to any dividend reinvestment or optional cash investment is sometimes referred to in the Plan as the "Investment Date" for the shares of common stock purchased in connection with that dividend reinvestment or optional cash investment.

         In the past, record dates for dividends have preceded the dividend payment dates by approximately two weeks. We historically have paid dividends on or about the fifteenth business day of each January, April, July and October. We cannot assure you that we will pay dividends according to this schedule in the future, and nothing contained in the Plan obligates us to do so. Neither we nor the Administrator will be liable when conditions, including compliance with the rules and regulations of the Securities and Exchange Commission, prevent the Administrator from buying shares of common stock or interfere with the timing of purchases.

         We pay dividends as and when declared by our board of directors. We cannot assure you that we will declare or pay a dividend in the future, and nothing contained in the Plan obligates us to do so. The Plan does not represent a guarantee of future dividends.

         PRICE OF SHARES OF COMMON STOCK. Shares of common stock purchased through the Plan directly from us with reinvested dividends will be acquired at a price to you equal to the average of the daily high and low sales prices of the shares reported as NYSE Composite Transactions for the "Dividend Reinvestment Pricing Period," the five trading days immediately preceding the applicable Investment Date.

         Shares of common stock purchased through the Plan on the open market with reinvested dividends will be acquired at a price to you equal to the average price paid by the Administrator for shares purchased through the Plan in the open market purchases.

         Shares of common stock purchased with reinvested dividends may reflect a discount ranging from 0% to 3%. The discount is initially expected to be 0%, but may be adjusted by us at our discretion at any time.

         Shares of common stock purchased through the Plan directly from us with cash investments of less than $10,000 will be acquired at a price to you equal to 100% of the average of the daily high and low sales prices of the shares reported as NYSE Composite Transactions for the "Cash Investment Pricing Period," the five trading days immediately preceding the applicable Investment Date. We reserve the right to grant a discount in the future for these investments.

         Shares of common stock purchased through the Plan on the open market with cash investments will be acquired at a price to you equal to the average price paid by the Administrator for shares purchased through the Plan in the open market purchases.

         Shares of common stock purchased pursuant to a request for waiver (as described in Question 10) may reflect a waiver discount of 0% to 3% from the market price and will be based on the average of the daily high and low sales prices of the shares of common stock reported as NYSE Composite Transactions during a Pricing Period consisting of five trading days preceding the Investment Date. Shares purchased pursuant to a request for waiver are also subject to the qualifications set forth under "Minimum Waiver Price" in Question 10 below.

         The price to you for shares of common stock purchased through the Plan, whether directly from us or in open market transactions, is sometimes referred to as the "purchase price" for such shares.

         Although we will pay all brokerage fees on shares purchased on the open market, for tax purposes, these fees will be considered as additional taxable dividend income to you. See Question 16 for a discussion of the principal federal income tax consequences of participating in the Plan. These fees are not expected to be substantial.

         Notwithstanding anything else to the contrary herein, under no circumstances will the price of a share of common stock acquired under the Plan (whether by reinvested dividends or cash payments) be less than 95% of the fair market value of such share determined as of the applicable Investment Date. For purposes of making the foregoing computation, (1) the fair market value of a share of common stock is the weighted average share price of all shares sold on the open market on the applicable Investment Date, and (2) if any brokerage commission is paid to acquire a share and not reimbursed by the Plan participant, it will be treated as an additional reduction in the price of such share.

         NUMBER OF SHARES TO BE PURCHASED. If you elect to participate in the Plan by reinvesting your dividends, the Administrator will invest for you the total dollar amount equal to the sum of (1) the dividend on all shares of common stock, including fractional shares, held in your Plan account for which you have requested dividend reinvestment and (2) any optional cash investments to be made as of that Investment Date.

         If you elect to make only optional cash investments, the Administrator will invest for you the total dollar amount equal to any optional cash investments to be made as of that Investment Date.

         As of any Investment Date, the Administrator will purchase for your account the number of shares of common stock equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price. The Administrator will deduct from the amount to be invested for you any amount that we are required to deduct for withholding tax purposes.

         ADMINISTRATOR'S CONTROL OF PURCHASE TERMS. With respect to purchases of shares of common stock that the Administrator makes under the Plan, the Administrator, or a broker that the Administrator selects, will determine the following:

         -        the exact timing of open market purchases;

         - the number of shares of common stock, if any, that the Administrator purchases on any one day or at any time of that day;

         - the prices for the shares of common stock that the Administrator pays;

         -        the markets on which the Administrator makes the purchases;
                  and

         - the persons, including brokers and dealers, from or through which the Administrator makes the purchases.

         COMMINGLING OF FUNDS. When making purchases for an account under the Plan, we or the Administrator may commingle your funds with those of other investors participating in the Plan.

9.       HOW DO I MAKE OPTIONAL CASH INVESTMENTS?

         You may make optional cash investments at any time if you have submitted a signed Authorization Form and if you are (1) a registered holder of common stock, (2) an interested investor who has purchased from us at least $1,000 worth of common stock or (3) a beneficial owner of common stock and either have directed your broker, bank or other nominee in whose name your shares are held to transfer shares of common stock to your name or you have arranged with your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf.

         INITIAL OPTIONAL CASH INVESTMENTS. You may make an initial optional cash investment when enrolling in the Plan by sending your properly completed Authorization Form and a check or money order, payable to the Administrator, in an amount from $1,000 to $10,000 made out in U.S. funds drawn on a U.S. bank to the Administrator at the address set forth in Question 4 for receipt by the Administrator by 12:00 p.m. on the last business day preceding an Investment Date. Please see Question 10 if you wish to make an optional cash investment of more than $10,000 in any month.

         SUBSEQUENT OPTIONAL CASH INVESTMENTS. Once you enroll in the Plan and make an initial investment, whether by dividend reinvestment or optional cash investment, the Administrator will attach an Optional Cash Investment Form (a copy of which is attached hereto as Exhibit C) as a tear-off form to each statement of account it sends to you. To make an optional cash investment once enrolled in the Plan, you should send a properly completed Optional Cash Investment Form and a check or money order, payable to the Administrator, in an amount from $250 to $10,000 made out in U.S. funds drawn on a U.S. bank to the Administrator at the address set forth in Question 4 so that it is received by 12:00 p.m. eastern time on the last business day preceding an Investment Date.

         The Administrator will hold, without interest, all optional cash investments that it receives after 12:00 p.m. eastern time on the last business day before an Investment Date and before the next Investment Date. The Administrator will invest the held-over funds on the next Investment Date, provided that the next Investment Date falls within 35 or fewer days. If the next Investment Date will occur in more than 35 days, then the Administrator will return the funds to you, without interest.

         MINIMUM AND MAXIMUM LIMITS. For any Investment Date that you choose to make an optional cash investment, you must invest at least $250 but not more than $10,000. You may invest an amount greater than $10,000 in any month only if you obtain a prior written waiver from us to do so. See Question 10 to learn how to request a waiver. Optional cash investments that exceed $10,000, unless the limit has been waived, will be returned without interest.

         ITEMS TO REMEMBER WHEN MAKING OPTIONAL CASH INVESTMENTS. When making your optional cash investment, you should consider the following:

         - All optional cash investments must equal at least $250 but not more than $10,000 per month (unless we waive this maximum limit);

         - You do not have to make an optional cash investment in any month;

         - You do not have to send the same amount of cash payment each month;

         - You must make all optional cash investments in United States dollars; and

         - You must send optional cash investments in the form of a check or money order payable to the Administrator. Do not send cash.

         REFUNDS OF UNINVESTED OPTIONAL CASH INVESTMENTS. To obtain a refund of optional cash investments which the Administrator has not yet invested, you must contact the Administrator at the address set forth in Question 4. The Administrator must receive your request no later than five business days prior to the Investment Date in order to refund your money for the Investment Date.

         NO INTEREST ON OPTIONAL CASH INVESTMENTS. You will not earn interest on optional cash investments held pending investment. We therefore suggest that you send any optional cash investment that you wish to make so as to reach the Administrator as close as possible to 12:00 p.m. on the last business day preceding the next Investment Date. You should contact the Administrator if you have any questions regarding these dates.

         RETURNED CHECKS FOR INSUFFICIENT FUNDS. In the event that any check is returned unpaid for any reason, the Administrator will consider the request for investment of the money null and void and will immediately remove from the participant's account any shares of common stock purchased upon the prior credit of the money. The Administrator will be entitled to sell these shares of common stock to satisfy any uncollected amounts. If the net proceeds of the sale of the shares of common stock are insufficient to satisfy the balance of the uncollected amounts, the Administrator will be entitled to sell additional shares of common stock from the participant's account to satisfy the uncollected balance. A $25.00 fee will be charged for any deposit returned unpaid.

10.      HOW DO I MAKE AN OPTIONAL CASH INVESTMENT OVER THE MAXIMUM MONTHLY
         AMOUNT?

         If you wish to make an optional cash investment in excess of $10,000 for any Investment Date, you must obtain our prior written approval by submitting a request for waiver. To obtain a Request For Waiver Form (a copy of which is attached hereto as Exhibit D), please call our Investor Relations Department at (212) 216-1601. Once completed, you should return the Request For Waiver Form to our Investor Relations Department via facsimile at (212) 216-1785 no later than three (3) business days preceding the start of the Pricing Period for the applicable Investment Date. If we have approved your request for waiver, then you must send to the Administrator a copy of our written waiver approval along with your optional cash investment of greater than $10,000. The Administrator must receive your optional cash investment in good funds pursuant to a request for waiver by the close of business on the last business day immediately preceding the first day of the Pricing Period. Subject to our right to establish a minimum waiver price or to suspend or terminate the plan, the investment decision is irrevocable. Please see Question 9 for other provisions relating to optional cash investments.

         We have the sole discretion to approve any request to make an optional cash investment in excess of the $10,000 maximum allowable amount. We may grant the requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a waiver. In deciding whether to approve your request for waiver, we may consider, among other things, the following factors:

         - whether, at the time of the request, the Administrator is acquiring shares of common stock for the Plan directly from us or in the open market or in privately negotiated transactions with third parties;

         -        our need for additional funds;

         - our desire to obtain the additional funds through the sale of shares of common stock as compared to other sources of funds;

         - the purchase price likely to apply to any sale of shares of common stock;

         - the extent and nature of your prior participation in the Plan;

         - the number of shares of common stock you hold of record or beneficially; and

         - the total amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted.

         If you do not receive a response from us in connection with your request for waiver, you should assume that we have denied your request.

         MINIMUM WAIVER PRICE. We may set a minimum purchase price per share (the "Minimum Waiver Price") for optional cash investments made pursuant to requests for waiver for the applicable Pricing Period. We will determine whether to set a Minimum Waiver Price, and, if so, its amount, four business days before the first day of a Pricing Period. We will notify the Administrator of the Minimum Waiver Price, if any. In deciding whether to set a Minimum Waiver Price, we will consider current market conditions, the level of participation in the Plan and our current and projected capital needs.

         We will fix the Minimum Waiver Price for a Pricing Period as a dollar amount that the average of the high and low sale prices reported as NYSE Composite Transactions for each trading day of the Pricing Period must equal or exceed. We will exclude from the Pricing Period and from the determination of the purchase price any trading day within the Pricing Period that does not meet the Minimum Waiver Price. Also, any day in which no trades of shares of common stock are made on the NYSE will not be considered a "trading day" or an Investment Date and will be excluded from the Pricing Period. Thus, for example, if the Minimum Waiver Price is not met for two of the five trading days in a Pricing Period, then we will base the purchase price upon, and sell shares to the Administrator only for, the remaining three trading days in which the Minimum Waiver Price was met.

         At the end of each Pricing Period we will return a portion of each optional cash investment for each trading day of a Pricing Period for which the Minimum Waiver Price is not met or for each day in which no trades of shares of common stock are reported on the NYSE. The returned amount will equal one-fifth (or 20%) of the total amount of the optional cash investment, not just the amount exceeding $10,000, for each trading day that the Minimum Waiver Price is not met or for each day in which no trades are reported. Thus, for example, if the Minimum Waiver Price is not met or no sales of our shares of common stock are reported for two of the five trading days in a Pricing Period, then the Administrator will return two-fifths (or 40%) of the optional cash investment to you without interest.

         The establishment of the Minimum Waiver Price and the possible return of a portion of the investment apply only to optional cash investments made pursuant to a request for waiver. Setting a Minimum Waiver Price for a Pricing Period will not affect the setting of a Minimum Waiver Price for any other Pricing Period. We may waive our right to set a Minimum Waiver Price for any particular month. Neither we nor the Administrator is required to give you notice of the Minimum Waiver Price for any Pricing Period. However, you may contact our Investor Relations Department on the Minimum Waiver Price/Waiver Discount set date (indicated on "Calendar of Expected Events--Optional Cash Investments of Greater than $10,000" attached as Exhibit E to this prospectus) at (212) 216-1601 to learn whether we have set a Minimum Waiver Price for that Pricing Period.

         WAIVER DISCOUNT. Each month, at least four business days prior to the first day of the applicable Pricing Period, we may establish a discount from the market price applicable to optional cash investments made pursuant to a request for waiver. This Waiver Discount may be between 0% and 3% of the purchase price and may vary each month, but once established will apply uniformly to all optional cash investments made pursuant to a request for waiver for that month. The Waiver Discount will be established in our sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs. Participants may obtain the Waiver Discount applicable to the next Pricing Period by telephoning our Investor Relations Department at (212) 216-1601. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discount will apply to the entire optional cash investment and not just the portion of such investment that exceeds $10,000. The Waiver Discount is initially expected to be 0%, but may be adjusted by us in our discretion at any time. Although the Waiver Discount will apply only to optional cash investments that exceed $10,000, we reserve the right to establish, in the future, a discount from the market price for optional cash investments of $10,000 or less and we reserve the right to change the discount for reinvestment of cash dividends.

         Neither we nor the Administrator is required to give you notice of any Waiver Discount or Minimum Waiver Price for any Pricing Period. However, you may contact our Investor Relations Department on the Minimum Waiver Price/Waiver Discount set date indicated on "Calendar of Expected Events--Optional Cash Investments of Greater than $10,000" attached as Exhibit E attached to this prospectus at (212) 216-1601 to learn whether we have set a Waiver Discount/Minimum Waiver Price for that Pricing Period.

11.      WHAT IF I HAVE MORE THAN ONE ACCOUNT?

         For purposes of the limitations discussed in Question 10, we may aggregate all optional cash investments for Plan participants with more than one account using the same social security or taxpayer identification number ("TIN"). If you are unable to supply a social security number or TIN, we may limit your participation to only one Plan account.

         For purposes of the Plan, we may aggregate all Plan accounts that we believe, in our sole discretion, to be under common control or management or to have common ultimate beneficial ownership. Unless we have determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we will have the right to aggregate all the accounts and to return, without interest, within 30 for dividend reinvestment, or 35 for optional cash investment, days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all the accounts.

CERTIFICATES

12.      WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?

         SAFEKEEPING OF CERTIFICATES. Unless your shares of common stock are held by a broker, bank or other nominee, we will register shares of common stock that the Administrator purchases for your account under the Plan in your name. The Administrator will credit the shares to your Plan account in "book-entry" form. This service protects against the loss, theft or destruction of certificates evidencing shares of common stock.

         You also may send to the Administrator for safekeeping all certificates for shares of common stock which you hold. The Administrator will credit the shares of common stock represented by the certificates to your account in "book-entry" form and will combine the shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service also is convenient if and when you sell shares of common stock through the Plan. See Question 13 to learn how to sell your shares of common stock under the Plan.

         You may deposit certificates for shares of common stock into your account regardless of whether you have previously authorized reinvestment of dividends. The Administrator automatically will reinvest all dividends on any shares deposited in accordance with the Plan, unless you have instructed the Administrator otherwise.

         To deposit certificates for safekeeping under the Plan, you should send your share certificates, in non-negotiable form, to the Administrator by insured mail at the address specified in Question 4. You may withdraw any shares deposited for safekeeping by contacting the Administrator.

         ISSUANCE OF CERTIFICATES. Upon your contacting the Administrator or upon our termination of the Plan, the Administrator will issue and deliver to you certificates for all whole shares of common stock credited to your Plan account. The Administrator will not issue certificates for fractional shares of common stock but will issue a check representing the value of any fractional shares of common stock valued at the then current market price. The Administrator will handle the requests at no cost to you. The Administrator will continue to credit any remaining whole or fractional shares of common stock to your account.

         EFFECT OF REQUESTING CERTIFICATES IN YOUR NAME. If you request a certificate for whole shares of common stock held in your account, either of the following may occur:

         - If you maintain an account for reinvestment of dividends, then the Administrator will continue to reinvest all dividends on the shares of common stock for which you requested a certificate so long as the shares remain registered in your name; and

         - If you maintain an account only for optional cash investments, then the Administrator will not reinvest dividends on shares of common stock for which you requested a certificate unless and until you submit an Authorization Form to authorize reinvestment of dividends on the shares registered in your name.

         TRANSFER RESTRICTIONS. If you wish to pledge, sell or transfer shares of common stock, you must first request that we issue a certificate for the shares in your name.

SALE OF SHARES

13.      HOW DO I SELL SHARES?

         SALE OF SHARES HELD IN YOUR ACCOUNT. You may contact the Administrator in writing or via its Interactive Voice Response ("IVR") system to sell all or any part of the shares of common stock held in your Plan account. To place a sale order via the IVR system, telephone the Administrator's shareholder service center at (800) 524-4458 and enter your social security number or TIN at the prompt. Select the menu option for sales. For security purposes, you will be asked to enter your account number. Daily sale orders are generally accepted until 6:00 p.m. eastern time. Sale orders placed via the IVR before 6:00 p.m. will generally be sold within two business days and in most cases be sold the next business day. Sales placed after 6:00 p.m. will be considered received the next business day. The IVR is confidential, secure and provides a unique confirmation number for each transaction that you execute.

         The Administrator aggregates all requests to sell shares of common stock and then sells the total share amount on the open market through BNY ESI. Shares of common stock are sold daily. The selling price will not be known until the sale is completed. The proceeds of the transaction, less applicable brokerage commissions, service charges and any taxes, will be mailed to you by first class mail within two business days after the trade settlement date. The trade settlement date is the third business day after the sale order is executed. The sale check will include a stub detailing the trade, as well as Form 1099-B, which should be retained for your tax records.

         You should be aware that the price of our common stock may fall during the period between a request for sale, its receipt by the Administrator and the ultimate sale on the open market. Instructions sent to the Administrator to sell shares of common stock may not be rescinded.

         If you sell or transfer only a portion of the shares of common stock in your Plan account, you will remain a participant in the Plan and may continue to make optional cash investments and reinvest dividends. The

Administrator will continue to reinvest the dividends on the shares of common stock credited to your account unless you notify the Administrator that you wish to withdraw from the Plan.

         COSTS OF SELLING SHARES. The Plan requires you to pay all costs associated with the sale of your shares of common stock under the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit B hereto for a detailed description of the costs.

         TERMINATION OF YOUR ACCOUNT UPON SALE OF ALL SHARES. If the Administrator sells all shares of common stock held in your Plan account, the Administrator will automatically terminate your account. In this case, you will have to complete and file a new Authorization Form to rejoin the Plan.

REPORTS

14.      HOW WILL I KEEP TRACK OF MY INVESTMENTS?

         Each time the Administrator makes an investment for your account, whether by reinvestment of dividends or by optional cash investment, the Administrator will send you a detailed statement that will provide the following information with respect to your Plan account:

         -        total cash dividends received;

         -        total optional cash investments received;

         - total number of shares of common stock purchased, including fractional shares;

         -        price paid per share of common stock;

         -        date of share purchases;

         -        total number of shares of common stock sold;

         -        price obtained per share of common stock;

         -        date of share sales; and

         -        total number of shares of common stock in your Plan account.

         You should retain these statements to determine the tax cost basis of the shares of common stock purchased for your account under the Plan.

WITHDRAWAL

15.      HOW WOULD I WITHDRAW FROM PARTICIPATION IN THE PLAN?

         HOW TO WITHDRAW FROM THE PLAN. You may withdraw from the Plan at any time. You may withdraw from the Plan by providing written notice instructing the Administrator to terminate your account or via the IVR system by telephoning the Administrator's shareholder service center at (800) 524-4458 and making the appropriate menu selections. The Administrator must receive written notice three business days before the record date for any dividend payment in order to terminate your account prior to the dividend payment date.

         ISSUANCE OF SHARE CERTIFICATES UPON WITHDRAWAL FROM PLAN. Upon termination of your Plan account, the Administrator will issue to you share certificates for any whole shares of common stock in your account. The Administrator will convert to cash any fractional shares held in your account at the time of termination at the then current market price of the shares of common stock. After the Administrator terminates your account, we will pay to you all cash dividends on the shares of common stock owned by you unless you rejoin the Plan.

         SELLING SHARES UPON WITHDRAWAL FROM PLAN. As an alternative to receiving share certificates, upon termination of your Plan account you may request, via the IVR system or in writing, that the Administrator sell all or a portion of the shares of common stock (both whole and fractional) in your account. If you instruct the Administrator only to sell a portion of your shares of common stock, then the Administrator will issue to you certificates for the remaining shares. The Administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any taxes. Please see Question 14 to learn how the Administrator sells shares of common stock under the Plan.

         REJOINING THE PLAN AFTER WITHDRAWAL. After you withdraw from the Plan, you may rejoin the Plan at any time by filing a new Authorization Form with the Administrator. However, the Administrator has the right to reject the Authorization Form if you repeatedly join and withdraw from the Plan, or for any other reason. The Administrator's exercise of this right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term stockholder investment service.

TAXES

16. WHAT ARE SOME OF THE MATERIAL TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

         The following summarizes the material federal income tax consequences of participating in the Plan. This summary is for general information only. It does not constitute tax advice and does not reflect every possible tax outcome or consequence that may result from participating in the Plan. Except as otherwise provided, this summary does not address your tax consequences unless you are both a United States citizen (or a resident alien) and hold your stock as a capital asset (as defined in the Code). We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable federal, state, local or foreign income and other tax consequences that may result from participating in the Plan or selling stock acquired under the Plan. Any state tax consequences will vary from state to state, and any tax consequences to you if you reside outside the United States will vary from jurisdiction to jurisdiction.

         REINVESTMENT OF DIVIDENDS PAID ON SHARES OF COMMON STOCK. For federal income tax purposes, if you elect to reinvest the cash dividends paid on your shares through the Plan, you will nevertheless be treated as if you received a distribution from us with respect to your shares on the Investment Date. The amount of this deemed distribution (the "Deemed Distribution") will equal (1) any brokerage commissions we pay on your behalf (such as in the case of stock purchased on the open market) plus (2) the fair market value, as of the Investment Date, of the stock purchased with your reinvested dividends. (Because your Deemed Distribution is based on the fair market value of the purchased shares determined as of the Investment Date, the amount of your Deemed Distribution may differ from the actual purchase price of the shares acquired for you).

         Your Deemed Distribution will first be treated as a taxable dividend (ordinary income) to the extent of our current and accumulated earnings and profits. To the extent your Deemed Distribution exceeds our current and accumulated earnings and profits, it will be treated as a return of capital to you to the extent of your basis in your shares of common stock, and thereafter as gain from the sale of your shares of common stock. If you are a corporation, regardless of whether your Deemed Distribution (or any other distribution from us) is taxable as a dividend, you will not be able to claim any dividends received deduction.

         Except for costs related to selling shares at your direction, or your withdrawal from the Plan, we will pay all expenses of administering the Plan. Consistent with the conclusion reached by the Internal Revenue Service (the "Service") in a private letter ruling issued to another taxpayer, we intend to take the position that the costs of administering the Plan do not result in taxable income to you or reduce the basis of your shares. However, because the private letter ruling was issued to another taxpayer, we have no legal right to rely on its conclusions and there can be no assurance that the Service will accept our position on Plan costs. For this or other reasons, we may in the future take a different position with respect to such costs.

         Your tax basis in the shares of common stock acquired for your Plan account on any particular Investment Date will generally equal your Deemed Distribution for that Investment Date. Your holding period in the shares will generally begin on the day after the Investment Date.

         OPTIONAL CASH INVESTMENTS. For federal income tax purposes, if you elect to purchase shares of common stock from us with a cash investment, you will not be treated as receiving a distribution from us unless we pay brokerage commissions on your behalf or your shares are purchased at a discount, in which case the amount of the deemed distribution (the "Deemed Distribution") will equal the sum of (1) any brokerage commissions paid on your behalf plus (2) the fair market value of any discount (measured by the number of additional shares you acquired as a result of the discount) as of the Investment Date. (Because your Deemed Distribution attributable to any discount is based on the fair market value of the discount determined as of the Investment Date, the amount of your Deemed Distribution attributable to discount may differ from the actual amount of the discount). Shares of common stock purchased through the Plan with cash investments under $10,000 do not currently enjoy any discount. We may grant a discount with respect to shares purchased pursuant to a request for waiver. See the discussion earlier under the caption "HOW ARE SHARES PURCHASED UNDER THE PLAN?"

         Whether a Deemed Distribution that relates to a cash investment will result in income or reduce the basis in your stock will be determined in the same manner as in the case of a Deemed Distribution that relates to reinvested dividends.

         Your tax basis in the shares of common stock acquired for your Plan account on any particular Investment Date will generally equal the sum of your Deemed Distribution for that Investment Date plus the amount of your cash investment. Your holding period in the shares will generally begin on the day after the Investment Date.

         INCOME TAX WITHHOLDING AND ADMINISTRATIVE EXPENSES. We or the Administrator may be required to deduct "backup withholding" from the dividends that we pay to any stockholder, regardless of whether the dividends are reinvested pursuant to the Plan. Similarly, the Administrator may be required to deduct backup withholding from the proceeds of shares of common stock sold from your Plan account. You will be subject to backup withholding if:

- you fail to properly furnish us and the Administrator with your correct TIN;

- the Service or any other governmental body or agency notifies us or the Administrator that you have provided an incorrect TIN;

- the Service notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or

- when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

         If you are a foreign stockholder whose distributions are subject to federal income tax withholding at the 30% rate (or a lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase shares of common stock that will then be credited to your account. As a result of the Small Business Job Protection Act of 1996, we intend to withhold an additional 10% of any distribution to a foreign stockholder to the extent it exceeds our current and accumulated earnings and profits.

         All withholding amounts will be withheld from dividends before the dividends are reinvested under the Plan. Therefore, if you are subject to withholding, dividends which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount. Any amount paid as withholding will be treated as distributed to you and creditable against your income tax liability.

         DISPOSITION. If you withdraw shares of common stock from the Plan and receive whole shares of common stock, you will not realize any taxable income. However, if you receive cash for a fraction of a share, you will be required to recognize gain or loss with respect to the fraction. You also will be required to recognize a gain or loss upon any sale of your shares, whether the shares are sold by the Administrator on your behalf or sold by you after you withdraw the shares from the Plan. Generally, the amount of the gain or loss that you will be required to recognize will be the difference between the amount that you receive for the shares of common stock and your tax basis in those shares.

         EXCEEDING THE OWNERSHIP LIMITATION SET FORTH IN OUR ARTICLES OF INCORPORATION. To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals at any time during the last half of any year. For this purpose, stock may be "owned" directly, as well as indirectly under certain constructive ownership rules, including, for example, rules that attribute stock held by one family member to another family member. To avoid violating this rule regarding share ownership limitations and maintain our REIT qualification, our articles of incorporation prohibit ownership by any single stockholder of more than 9.0% in value or number of shares of any class or series of our stock.

         The board of directors has the discretion to raise or waive this limitation on ownership for any stockholder if deemed to be in our best interest. To obtain a waiver, a stockholder must present the board and our tax counsel with evidence that ownership in excess of this limit will not affect our present or future REIT status.

         Absent any exemption or waiver, stock acquired or held in excess of the limit on ownership will be transferred to a trust for the exclusive benefit of a designated charitable beneficiary, and the stockholder's rights to distributions and to vote would terminate. The stockholder would be entitled to receive, from the proceeds of any subsequent sale of the shares transferred to the charitable trust, the lesser of: the price paid for the stock or, if the owner did not pay for the stock, the market price of the stock on the date of the event causing the stock to be transferred to the charitable trust; and the amount realized from the sale.

17.      HOW CAN I VOTE MY SHARES?

         We will send you proxy materials for any meeting of stockholders in order to vote all whole shares of common stock credited to your account. You may vote your shares of common stock either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of stockholders.

18.      WHAT ARE THE COSTS OF THE PLAN?

         There are no brokerage commissions or service charges on shares of common stock purchased from us for your account. We will pay brokerage fees on shares of common stock purchased on the open market for your account and, for tax purposes, these fees will be considered as additional dividend income to you. We will pay all costs of administering the Plan, except as stated below. You will be responsible for any fees payable in connection with your sale of shares from the Plan. The Administrator will charge nominal fees for various services, including, but not limited to, sales of shares of common stock, preparing transcripts of accounts (in addition to normal monthly statements) and other special requests. These charges must be borne by you. Please see the "Plan Service Fees Schedule" attached as Exhibit B hereto for a detailed description of the costs.

19.      WHAT ARE YOUR AND THE ADMINISTRATOR'S RESPONSIBILITIES?

         We, any of our agents and the Administrator, in administering the Plan, are not liable for any act done in good faith or for any good faith failure to act, including, without limitation, any claim of liability (i) arising from the failure to terminate your account upon your death or judgment of incompetence prior to the Administrator's receipt of notice in writing of the death; (ii) relating to the prices and times at which the Administrator buys or sells shares of common stock for your account; or (iii) relating to any fluctuation in the market value of the common stock.

         We, any of our agents and the Administrator will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including federal securities laws. Since the Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Administrator's actions or inactions in connection with the administration of the Plan. None of our directors, officers or stockholders shall have any personal liability under the Plan.

20.      CAN I PLEDGE MY SHARES UNDER THE PLAN?

         You may not pledge any shares of common stock credited to your Plan account. Any attempted pledge will be void. If you wish to pledge your shares of common stock, you first must withdraw the shares from the Plan. See Question 15 to learn how to withdraw your shares under the Plan.

21.      HOW CAN I TRANSFER MY SHARES?

         You may transfer ownership of all or part of the shares of common stock held in your Plan account through gift, private sale or otherwise by mailing to the Administrator, at the address in Question 4, a properly executed share assignment, along with a letter with specific instructions regarding the transfer. You also must mail to the Administrator an Authorization Form and a Form W-9 (Certification of Taxpayer Identification Number) completed by the person to whom you are transferring your shares.

         You also may transfer ownership of all or part of the shares of common stock held in your Plan account into the account of another person within the Plan. To complete a transfer, you must mail to the Administrator a letter with specific instructions regarding the transfer and an Authorization Form completed by the person to whom you are transferring your shares.

22.      CAN THE PLAN BE AMENDED, MODIFIED, SUSPENDED OR TERMINATED?

         Although we expect to continue the Plan indefinitely, we reserve the right to amend, modify, suspend or terminate the Plan in any manner at any time. We will notify you in writing of any modifications made to the Plan.

23.      WHAT HAPPENS IF WE TERMINATE THE PLAN?

         If we terminate the Plan, you will receive a certificate for all whole shares of common stock held in your Plan account and a check representing the value of any fractional shares of common stock valued at the then current market price and any uninvested dividends or optional cash investments held in your account.

24.      ARE THERE ANY RISKS ASSOCIATED WITH THE PLAN?

         Your investment in shares of common stock purchased under the Plan is no different from any investment in shares of common stock that you hold directly. Neither we nor the Administrator can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the market price with respect to shares of common stock purchased under the Plan.

25.      HOW WILL YOU INTERPRET AND REGULATE THE PLAN?

         We may interpret, regulate and take any other action in connection with the Plan that we deem reasonably necessary to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by us or the Administrator.

26.      WHAT LAW GOVERNS THE PLAN?

         The laws of the State of Maryland will govern the terms, conditions and operation of the Plan.

27.      WHERE WILL NOTICES BE SENT?

         The Administrator will address all of its notices to you at your last known address. You should notify the Administrator promptly in writing of any change of address.

                          INFORMATION ABOUT SL GREEN

         SL Green is a self managed real estate investment trust, which we refer to as a REIT, with in-house capabilities in property management, development, construction and acquisitions. We are the first such REIT to own, manage, lease, acquire and reposition only office properties in Manhattan. We own all of our assets and conduct substantially all of our business through our operating partnership, SL Green Operating Partnership, L.P. We are the managing general partner of the operating partnership.

         Our office properties generally are more than 25 years old but are in good physical condition, enjoy widespread acceptance by high-quality tenants and are situated in desirable locations in Manhattan. Our office properties can be distinguished from Class A properties in that Class A properties are generally newer properties with higher finishes and obtain the highest rental rates within their markets.

         A variety of tenants are attracted to our office properties due to their prime locations, excellent amenities, distinguished architecture and relatively less expensive rental rates. Our office space has historically attracted many smaller growth-oriented firms and has played a critical role in satisfying the space requirements of particular industry groups in Manhattan, such as the advertising, apparel, business services, engineering, not-for-profit, "new media" and publishing industries.

         Our management team has developed a comprehensive knowledge of the Manhattan office market, an extensive network of tenant and other business relationships and experience in acquiring underperforming office properties and repositioning them into profitable properties through intensive full-service management and leasing efforts.

         We were incorporated in the State of Maryland on June 10, 1997. Our executive offices are located at 420 Lexington Avenue, New York, New York 10170 and our telephone number is (212) 594-2700. We also maintain a Web site at www.slgreen.com.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This document and the documents that are incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections and plans and objections for future operations. You can identify forward-looking statements by the use of forward-looking expressions like "may," "will," "should," "expect," "anticipate," "estimate," or "continue" or any negative or other variations on the expressions. Many factors could affect our actual financial results, and could cause actual results to differ materially from those in the forward-looking statements. These factors include the following:

         o general economic or business conditions, either nationally or in New York City, being less favorable than expected;

         o    demand for office space;

         o    risks of real estate acquisition;

         o    availability and creditworthiness of prospective tenants;

         o    adverse changes in the real estate markets;

         o    unanticipated increases occurring in financing and other costs;

         o    competition with other companies;

         o legislative or regulatory changes adversely affecting real estate investment trusts and the real estate business; and

         o    environmental and/or safety requirements.

         We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not occur.

                                USE OF PROCEEDS

         We will receive proceeds from the sale of common stock that the Administrator purchases directly from us. We will not receive proceeds from the sale of shares of common stock that the Administrator purchases in the open market or in privately negotiated transactions. We will use the proceeds from the sale of shares of common stock that the Administrator purchases directly from us for general corporate purposes. We cannot estimate either the number of shares of common stock or the prices of the shares that we will sell in connection with the Plan.

                             PLAN OF DISTRIBUTION

         Except to the extent the Administrator purchases shares of common stock in the open market or in privately negotiated transactions with third parties, we will sell directly to the Administrator the shares of common stock acquired under the Plan. The shares, including shares acquired pursuant to requests for waivers, may be resold in market transactions on any national securities exchange on which shares of common stock trade or in privately negotiated transactions. The shares of common stock currently are listed on the NYSE under the symbol "SLG."

         Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a request for waiver, we may consider relevant factors including, among other things, (i) whether, at the time of the request, the Administrator is acquiring shares of common stock for the Plan directly from us or in the open market or in privately negotiated transactions with third parties; (ii) our need for additional funds; (iii) our desire to obtain the additional funds through the sale of common stock as compared to other sources of funds; (iv) the purchase price likely to apply to any sale of common stock; (v) the extent and nature of your prior participation in the Plan; (vi) the number of shares of common stock you hold; and (vii) the total amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted. We may sell shares of common stock through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act") would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person's purchase, resale or distribution of shares. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to requests for waivers.

         Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. We will pay all brokerage commissions and service charges in connection with the reinvestment of dividends and optional cash investments to purchase common stock under the Plan. You will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

                                 LEGAL MATTERS

         Our counsel, Sidley Austin Brown & Wood LLP , New York, New York, will issue an opinion to us regarding legal matters in connection with this offering, including the validity of the issuance of the common stock offered pursuant to the Plan. Tax matters will also be passed upon by Sidley Austin Brown & Wood LLP, New York, New York.

                                    EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the three years ended December 31, 2000 and the statement of revenues and certain expenses for One Park Avenue included in our Current Report on Form 8-K/A, dated

January 10, 2001, for the year ended December 31, 2000 and the statement of revenues and certain expenses for 317 Madison Avenue included in our current report on Form 8-K/A, dated June 7, 2001, for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         We have filed a registration statement on Form S-3, of which this prospectus forms a part, to register the securities with the SEC. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information in such documents deemed not to be filed). These documents contain important information about us, our business and our finances.


Document                                                                                    Period
--------                                                                                    ------
Annual Report on Form 10-K (File No. 1-13199)......................              Year ended December 31, 2000

Quarterly Reports on Form 10-Q (File No. 1-13199)..................              Quarter ended March 31, 2001
                                                                                 Quarter ended June 30, 2001

                                                                                 Dated                  Filed
                                                                                 -----                  -----

Current Reports on Form 8-K (File No. 1-13199).....................        January 10, 2001       January 25, 2001
                                                                               May 29, 2001           June 6, 2001
                                                                               June 7, 2001          June 18, 2001
                                                                              July 19, 2001          July 26, 2001


                                                                                 Dated                  Filed
                                                                                 -----                  -----
Amendments to Current Reports on Form 8-K
(File No. 1-13199).................................................        January 10, 2001        March 26, 2001
                                                                           January 10, 2001        March 27, 2001
                                                                           January 10, 2001        March 29, 2001
                                                                               June 7, 2001         July 13, 2001


                                                                                 Dated                  Filed
                                                                                 -----                  -----
Definitive Proxy Statement on Schedule 14A
(File No. 1-13199).................................................         March 30, 2001         March 30, 2001


         Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

         If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew S. Levine, Esq., SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170, telephone number (212) 594-2700.

                                   EXHIBIT A

                              AUTHORIZATION FORM

                             SL GREEN REALTY CORP.

          Dividend Reinvestment and Stock Purchase Plan Authorization

         To participate in the SL Green Realty Corp. Dividend Reinvestment and Stock Purchase Plan, all you need to do is complete and sign this Authorization Form below and return it in the enclosed envelope. This will authorize SL Green Realty Corp. to forward to The Bank of New York, as your agent, all or a portion of the dividends you receive on shares of common stock, to be invested together with any optional cash investments you may make to The Bank of New York of at least $250 up to a total of $10,000 per month (unless a written request for waiver has been approved by SL Green Realty Corp.) to purchase additional shares.

                             THIS IS NOT A PROXY.

I wish to be enrolled in the SL Green Realty Corp.
Dividend Reinvestment and Stock Purchase Plan as indicated below:

Please check only one of the following investment       [ ]  Optional Cash Investments Only--Please enroll my
options:                                                account in the optional cash investments feature of
                                                        the Plan only. Participation will be at my option by
[  ]  Full Dividend Reinvestment and Optional           investing cash from time to time on a monthly basis,
Cash Investments--Please apply dividends on all         but dividends on shares of common stock registered in
shares of common stock held in my account and any       my account will be paid directly to me. Dividends on
optional cash investments to the purchase of            shares of common stock credited to my account under
additional shares.                                      the Plan will be reinvested in additional shares. My
                                                        check or money order payable to The Bank of New York--SLG
[  ]  Partial Dividend Reinvestment and Optional        DRIP in the amount of $____________ is enclosed (not less
Cash Investments--Please apply the dividends on         than $250 or greater than $10,000, unless a written Request
_________ shares of common stock held in my             for Waiver has been approved by SL Green Realty Corp.).
account and any optional cash investments to the
purchase of additional shares.

         This authorization and appointment are given with the understanding that I/we may terminate them at any time by so notifying The Bank of New York in writing.

--------------------------------------------------       ----------------------------------------------------------
Stockholder's signature                                  Social Security Number(s)                   Date


--------------------------------------------------       ----------------------------------------------------------
Stockholder's signature                                  Address


--------------------------------------------------       ----------------------------------------------------------
Print name as it appears on share certificate            City                   State                Zip


-------------------------------------------------
Print name as it appears on share certificate





                                   EXHIBIT B

                          PLAN SERVICE FEES SCHEDULE
Enrollment Fee for New Investors......................................................    No Charge

Initial Purchase of Shares of Common Stock............................................    No Charge

Sale of Shares of Common Stock (partial or full)*
    Transaction Fee...................................................................    $15.00 per sale transaction
    Trading Fee.......................................................................    $0.10 per share

Reinvestment of Dividends**...........................................................    No Charge

Optional Cash Purchases...............................................................    No Charge

Gift or Transfer of Shares of Common Stock............................................    No Charge

Safekeeping of Share Certificates.....................................................    No Charge

Certificate Issuance..................................................................    No Charge

Deposits Returned Unpaid..............................................................    $25.00 per item

Duplicate Statements
    Current Year......................................................................    No Charge
    Prior Year(s).....................................................................    $20.00 per year requested


* The Administrator will deduct the applicable fees from the proceeds of a sale. Note that upon a sale of shares of common stock in connection with a withdrawal, participant pays the transaction and trading fee described above rather than brokerage fees. See Question 15.

** Shares of common stock purchased with reinvested dividends may reflect a discount ranging from 0% to 3%. The discount is initially expected to be 0%, but may be adjusted by us at our discretion at any time.

     We reserve the right to amend or modify this Plan Service Fees Schedule at any time.

                                   EXHIBIT C

                         OPTIONAL CASH INVESTMENT FORM

                             SL GREEN REALTY CORP.

         As a participant in the SL Green Realty Corp. Dividend Reinvestment and Stock Purchase Plan, you may make a subsequent optional cash investment to purchase additional shares of common stock by completing and signing this Optional Cash Investment Form and returning it in the enclosed envelope along with your check or money order, payable to The Bank of New York, the Administrator of the Plan, in an amount from $250 to $10,000 (unless a written request for waiver has been approved by SL Green Realty Corp.).

         Your Optional Cash Investment Form and check or money order must be received by 12:00 p.m. eastern time on the last day preceding an Investment Date. If the Administrator receives your Form and payment after 12:00 p.m. eastern time on the last day preceding an Investment Date, the Administrator will hold, without interest, your optional cash investment, and invest the held-over funds on the next Investment Date, provided that the next Investment Date falls within 35 days. If the next Investment Date will occur in more than 35 days, then the Administrator will return the funds to you, without interest. Please refer to Question 10 of the Plan for further information on Optional Cash Investments.


-------------------------------------------------------------------------------

                             THIS IS NOT A PROXY.

Please make an optional cash investment for my account in the amount of $____________. My check or money order payable to The Bank of New York--SLG DRIP in the amount of $____________ is enclosed (not less than $250 or greater than $10,000, unless a written request for waiver has been approved by SL Green Realty Corp.).



---------------------------------    ---------------------------------------
Participant's signature              Social Security Number(s)          Date

---------------------------------    ----------------------------------------
Participant's signature              Address

---------------------------------    ------------------------------------------
Print name                           City          State            Zip

                                   EXHIBIT D

                            REQUEST FOR WAIVER FORM

                             SL GREEN REALTY CORP.


         Participants in the SL Green Realty Corp. Dividend Reinvestment and Stock Purchase Plan wishing to make optional cash investments in excess of $10,000 must obtain our prior written approval by completing this Request for Waiver Form and returning it to our Investor Relations Department via facsimile at (212) 216-1785 no later than three (3) business days preceding the start of a Pricing Period for an Investment Date. We have the sole discretion to approve any request to make an optional cash investment in excess of the $10,000 maximum allowable amount, and we may determine the amount that you may invest pursuant to such waiver. If you do not receive a response from us in connection with your request for waiver, you should assume that we have denied your request.

         If we approve your request for waiver, then you must send to The Bank of New York, our Administrator under the Plan, a copy of our written approval along with your optional cash investment of greater than $10,000. The Administrator must receive your Optional Cash Investment Form, check or money order and our written approval for waiver by the close of business on the last business day immediately preceding the first day of the applicable Pricing Period. Please see Questions 9 and 10 of the Plan for provisions relating to optional cash investments and requests for waivers.

-----------------------------------------------------------------------------


I wish to make an optional cash investment in the Plan in excess of the $10,000 maximum allowable limit for the next Investment Period. In that regard, I hereby request that SL Green Realty Corp. waive the $10,000 limit so that I may make an aggregate cash investment for such Investment Period of $_________________.




---------------------------------       --------------------------------------
Participant's signature                 Social Security Number(s)        Date


---------------------------------       --------------------------------------
Participant's signature                 Address


---------------------------------       --------------------------------------
Print name                              City             State            Zip

                                   EXHIBIT E

                          CALENDAR OF EXPECTED EVENTS

Optional Cash Investments of $10,000 or Less

--------------------------------------------------------------------------------------------------------------------
                 Optional Cash Investment                                     Investment Date
                       Due Date (1)                                           ---------------
                       ------------
--------------------------------------------------------------------------------------------------------------------
              October 12, 2001 (2)                                     October 15, 2001 (2)

              November 14, 2001                                        November 15, 2001

              December 13, 2001                                        December 14, 2001

              January 14, 2002 (2)                                     January 15, 2002 (2)

              February 14, 2002                                        February 15, 2002

              March 14, 2002                                           March 15, 2002

              April 12, 2002 (2)                                       April 15, 2002 (2)

              May 14, 2002                                             May 15, 2002

              June 13, 2002                                            June 14, 2002

              July 12, 2002 (2)                                        July 15, 2002 (2)

              August 14, 2002                                          August 15, 2002

              September 12, 2002                                       September 13, 2002

              October 14, 2002 (2)                                     October 15, 2002 (2)

              November 14, 2002                                        November 15, 2002

              December 12, 2002                                        December 13, 2002




(1) Optional cash investments of $10,000 or less are due by 12:00 p.m. on the last business day before the Investment Date.

(2) Based upon our historical dividend payment dates, we may pay common stock dividends in this month. If our board of directors declares the common stock dividend payments for this month, then the Investment Date will be the dividend payment date in this month, and the Optional Cash Investment Due Date may be adjusted accordingly.



               Optional Cash Investments of Greater than $10,000

                                   Optional Cash          Pricing Period
 Minimum Waiver Price/Waiver        Investment             Commencement          Pricing Period
    Discount Set Date (1)           Due Date(2)              Date(3)             Conclusion Date        Investment Date
----------------------------       ---------------       ----------------        ----------------       ----------------
     October 2, 2001(4)         October 5, 2001(4)      October 8, 2001(4)     October 12, 2001(4)    October 15, 2001(4)
      November 2, 2001           November 7, 2001        November 8, 2001       November 14, 2001      November 15, 2001
      December 3, 2001           December 6, 2001        December 7, 2001       December 13, 2001      December 14, 2001
     January 2, 2002 (4)        January 7, 2002 (4)    January 8, 2002 (4)    January 14, 2002 (4)    January 15, 2002 (4)
      February 4, 2002           February 7, 2002        February 8, 2002       February 14, 2002      February 15, 2002
        March 4, 2002              March 7, 2002          March 8, 2002          March 14, 2002          March 15, 2002
      April 1, 2002(4)           April 4, 2002(4)        April 5, 2002(4)       April 12, 2002(4)      April 15, 2002(4)
         May 1, 2002                May 6, 2002            May 7, 2002            May 14, 2002            May 15, 2002
        May 30, 2002               June 5, 2002            June 6, 2002           June 13, 2002          June 14, 2002
      June 28, 2002(4)            July 3, 2002(4)        July 5, 2002(4)        July 12, 2002(4)        July 15, 2002(4)
       August 1, 2002             August 5, 2002          August 7, 2002         August 14, 2002        August 14, 2002
       August 30, 2002           September 4, 2002      September 4, 2002      September 12, 2002      September 13, 2002
     October 1, 2002(4)          October 4, 2002(4)     October 7, 2002(4)     October 14, 2002(4)     October 15, 2002(4)
     November 1, 2002            November 6, 2002       November 7, 2002       November 14, 2002       November 15, 2002
     November 29, 2002           December 4, 2002       December 5, 2002       December 12, 2002       December 13, 2002



(1) The Minimum Waiver Price and the Waiver Discount, if any, will be established four business days prior to the first day of the Pricing Period. The Minimum Waiver Price and Waiver Discount only apply to purchases made pursuant to an approved request for waiver.

(2) Optional cash investments of greater than $10,000 made pursuant to an approved request for waiver are due by the close of business on the last business day immediately preceding the first day of the Pricing Period.

(3) The Pricing Period relating to optional cash investments of greater than $10,000 made pursuant to an approved request for waiver will be the five trading days preceding the applicable Investment Date.

(4) Based on our historical dividend payment dates, we may pay dividends in this month. If our board of directors declares such dividend payments for this month, then the Investment Date will be the dividend payment date in this month, and the Minimum Waiver Price/Waiver Discount Set Date, Optional Cash Investment Due Date, Pricing Period Commencement Date and Pricing Period Conclusion Date will be adjusted accordingly.


                                  U.S. EQUITY
                            MARKETS CLOSED IN 2001
New Years Day.........................................................................     January 1
Martin Luther King Jr. Day............................................................     January 15
Presidents' Day.......................................................................     February 19
Good Friday...........................................................................     April 13
Memorial Day..........................................................................     May 28
Independence Day......................................................................     July 4
Labor Day.............................................................................     September 3
Thanksgiving Day......................................................................     November 22
Christmas Day.........................................................................     December 25

                                  U.S. EQUITY
                            MARKETS CLOSED IN 2002

New Year's Day........................................................................     January 1
Martin Luther King Jr. Day............................................................     January 21
Presidents' Day.......................................................................     February 18
Good Friday...........................................................................     March 29
Memorial Day..........................................................................     May 27
Independence Day......................................................................     July 4
Labor Day.............................................................................     September 2
Thanksgiving Day......................................................................     November 28
Christmas Day.........................................................................     December 25

                                  U.S. EQUITY
                            MARKETS CLOSED IN 2003

New Year's Day........................................................................     January 1
Martin Luther King Jr. Day............................................................     January 20
Presidents' Day.......................................................................     February 17
Good Friday...........................................................................     April 18
Memorial Day..........................................................................     May 26
Independence Day......................................................................     July 4
Labor Day.............................................................................     September 1
Thanksgiving Day......................................................................     November 27
Christmas Day.........................................................................     December 25

                                  U.S. EQUITY
                            MARKETS CLOSED IN 2004

New Year's Day........................................................................     January 1
Martin Luther King Jr. Day............................................................     January 19
Presidents' Day.......................................................................     February 16
Good Friday...........................................................................     April 9
Memorial Day..........................................................................     May 31
Independence Day......................................................................     July 5
Labor Day.............................................................................     September 6
Thanksgiving Day......................................................................     November 25
Christmas Day.........................................................................     December 24


         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by SL Green. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.


                               TABLE OF CONTENTS
                                                                                                         Page
Plan Highlights............................................................................................2
Summary of the Plan........................................................................................3
Terms and Conditions of the Plan...........................................................................4
Information About SL Green................................................................................22
Forward-Looking Statements May Prove Inaccurate...........................................................22
Use of Proceeds...........................................................................................23
Plan of Distribution......................................................................................23
Legal Matters.............................................................................................23
Experts...................................................................................................23
Where You Can Find More Information.......................................................................24
Exhibit A.................................................................................................A-1
Exhibit B.................................................................................................B-1
Exhibit C.................................................................................................C-1
Exhibit D.................................................................................................D-1
Exhibit E.................................................................................................E-1

                               3,000,000 Shares

                                   SL GREEN
                                 REALTY CORP.

                                 Common Stock

                            Offered by the Company
                          to its stockholders solely
                            in connection with its

                                   DIVIDEND
                               REINVESTMENT AND
                                STOCK PURCHASE
                                     PLAN

------------------------------------------------------------------------------

                                  PROSPECTUS

------------------------------------------------------------------------------



                                August __, 2001

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by SL Green Realty Corp. in connection with the issuance and distribution of the securities being registered:

         Registration Fee                                           $22,650
         Printing and Duplicating Expenses                           10,000
         Legal Fees and Expenses                                     20,000
         Accounting Fees and Expenses                                10,000
         Miscellaneous                                                7,350
                                                       ------------------------

              Total                                                 $70,000
                                                       ========================

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Maryland General Corporation Law, as amended from time to time, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or
(b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Amended and Restated Articles of Incorporation contain a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Amended and Restated Articles of Incorporation authorize SL Green, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of SL Green and at the request of SL Green, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of SL Green obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of SL Green and at the request of SL Green, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Amended and Restated Articles of Incorporation and Bylaws also permit SL Green to indemnify and advance expenses to any person who served a predecessor of SL Green in any of the capacities described above and to any employee or agent of SL Green or a predecessor of SL Green.

         The Maryland General Corporation Law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires SL Green, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by

SL Green as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by SL Green if it shall ultimately be determined that the standard of conduct was not met.

         SL Green has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that SL Green indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, SL Green must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under SL Green's directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded the Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights they provide.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SL Green pursuant to the foregoing provisions, SL Green has been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

           4.1    Articles of Incorporation.(1)

           4.2    By-Laws.(1)

           4.3    Form of Common Stock Certificate.(2)

           5.1 Opinion of Sidley Austin Brown & Wood LLP regarding the legality of the securities being registered

           8.1 Opinion of Sidley Austin Brown & Wood LLP regarding certain tax matters

          23.1 Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1)

          23.2    Consent of Ernst & Young LLP

          24.1    Power of Attorney (included in signature page)

--------------------------

(1) Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-29329) and incorporated herein by reference.

(2) Previously filed as an exhibit to Amendment No. 2 to Registration Statement on Form S-11 (No. 333-50311) and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 31, 2001.

                                 SL Green Realty Corp.



                                 By:  /s/ Thomas E. Wirth
                                      ---------------------------------
                                      Thomas E. Wirth
                                      Executive Vice President, Chief Financial
                                      Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of SL Green Realty Corp., hereby severally constitute Stephen L. Green, Thomas E. Wirth and Andrew Levine, and each of them singly, our due and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all similar things in our names and in our capacities as officers and directors to enable SL Green Realty Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                           Title                                  Date
-----------------------------------    ------------------------------------------------------     -----------------
/s/ Stephen L. Green
-----------------------------------    Chief Executive Officer and Chairman of the                 August 31, 2001
Stephen L. Green                       Board of Directors


/s/ Marc Holliday                                                                                  August 31, 2001
-----------------------------------    President
Marc Holliday


/s/ Thomas E. Wirth                    Executive Vice President and Chief Financial                August 31, 2001
-----------------------------------    Officer (principal financial officer and principal
Thomas E. Wirth                        accounting officer)


/s/ Benjamin P. Feldman                                                                            August 31, 2001
-----------------------------------    Director
Benjamin P. Feldman


/s/ John H. Alschuler                                                                              August 31, 2001
-----------------------------------    Director
John H. Alschuler


/s/ Edwin Thomas Burton, III                                                                       August 31, 2001
-----------------------------------    Director
Edwin Thomas Burton, III


/s/ John S. Levy                                                                                   August 31, 2001
-----------------------------------    Director
John S. Levy


                               INDEX TO EXHIBITS

          5.1 Opinion of Sidley Austin Brown & Wood LLP regarding the legality of the securities being registered

          8.1 Opinion of Sidley Austin Brown & Wood LLP regarding certain tax matters

          23.1 Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1)

          23.2   Consent of Ernst & Young LLP

          24.1   Power of Attorney (included in signature page)

Exhibit 5.1
------------




                        SIDLEY AUSTIN BROWN & WOOD LLP

   CHICAGO                   ONE WORLD TRADE CENTER                    BEIJING
   ------                 NEW YORK, NEW YORK 10048-0557                ------
   DALLAS                    TELEPHONE 212 839 5300                  HONG KONG
   ------                    FACSIMILE 212 839 5599                    ------
 LOS ANGELES                     www.sidley.com                        LONDON
   ------                                                              ------
SAN FRANCISCO                     FOUNDED 1866                        SHANGHAI
   ------                                                              ------
   SEATTLE                                                           SINGAPORE
   ------                                                              ------
WASHINGTON, DC                                                          TOKYO



                                                    August 31, 2001

Board of Directors
SL Green Realty Corp.
420 Lexington Avenue
New York, New York  10170

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public offering of up to 3,000,000 shares of common stock, par value $.01 per share, of SL Green Realty Corp., a Maryland corporation (the "Company"), issuable in connection with the Company's Dividend Reinvestment and Stock Purchase Plan.

         In connection with rendering this opinion, we have examined the Company's Articles of Incorporation, and the Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed appropriate; the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

         Based upon the foregoing, we are of the opinion that the shares of common stock have been duly authorized and, when delivered and paid for in the manner contemplated by the prospectus contained in the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                           Very truly yours,

                                           /s/ Sidley Austin Brown & Wood LLP

Exhibit 8.1
-----------



                        SIDLEY AUSTIN BROWN & WOOD LLP

   CHICAGO                   ONE WORLD TRADE CENTER                    BEIJING
   ------                 NEW YORK, NEW YORK 10048-0557                ------
   DALLAS                    TELEPHONE 212 839 5300                  HONG KONG
   ------                    FACSIMILE 212 839 5599                    ------
 LOS ANGELES                     www.sidley.com                        LONDON
   ------                                                              ------
SAN FRANCISCO                     FOUNDED 1866                        SHANGHAI
   ------                                                              ------
   SEATTLE                                                           SINGAPORE
   ------                                                              ------
WASHINGTON, DC                                                          TOKYO



                                                         August 31, 2001

SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170

Ladies and Gentlemen:

         You have requested our opinion concerning certain federal income tax matters with respect to SL Green Realty Corp. (the "Company") in connection with the Form S-3 Registration Statement to be filed by the Company with the Securities and Exchange Commission on August 31, 2001 (the "Registration Statement") relating to 3,000,000 shares of Common Stock of the Company.

         This opinion is based, in part, upon various assumptions and factual representations set forth in the Registration Statement, in registration statements on Forms S-11 and S-3 previously filed by the Company with the SEC and in a letter delivered to us by the Company today. This opinion is also based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein.

         Based on the foregoing, we are of the opinion that, commencing with the Company's taxable year ended December 31, 1997, the Company was organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code and the proposed method of operation of the Company will enable the Company to meet the requirements for qualification and taxation as a REIT.

         We express no opinion with respect to the transactions described herein and in the Registration Statement other than those expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend on the Company's meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

         This opinion is furnished to you for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement and to the use of our name in connection with the material discussed therein under the caption "Legal Matters".

                                           Very truly yours,

                                           /s/ Sidley Austin Brown & Wood LLP

Exhibit 23.2
------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of SL Green Realty Corp. (the "Company") for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 5, 2001, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report on Form 10-K for the three years ended December 31, 2000 and (b) dated March 19, 2001, with respect to the statement of revenues and certain expenses for the One Park Avenue property for the year ended December 31, 2000, included in its Form 8-K/A dated January 10, 2001 and (c) dated June 20, 2001, with respect to the statement of revenues and certain expenses for the 317 Madison Avenue property for the year ended December 31, 2000, included in its Form 8-K/A dated June 7, 2001, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


New York, New York
August 29, 2001

                        SIDLEY AUSTIN BROWN & WOOD LLP

   CHICAGO                   ONE WORLD TRADE CENTER                    BEIJING
   ------                 NEW YORK, NEW YORK 10048-0557                ------
   DALLAS                    TELEPHONE 212 839 5300                  HONG KONG
   ------                    FACSIMILE 212 839 5599                    ------
 LOS ANGELES                     www.sidley.com                        LONDON
   ------                                                              ------
SAN FRANCISCO                     FOUNDED 1866                        SHANGHAI
   ------                                                              ------
   SEATTLE                                                           SINGAPORE
   ------                                                              ------
WASHINGTON, DC                                                          TOKYO


VIA ELECTRONIC FILING
---------------------


                                                   August 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                           Re:   SL Green Realty Corp.
                                 Registration Statement on Form S-3
                                 -----------------------------------

Dear Sirs and Mesdames:

         On behalf of SL Green Realty Corp. (the "Company"), transmitted herewith pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Rule 402 thereunder, is the Company's Registration Statement, including exhibits, on Form S-3 with respect to the registration of 3,000,000 shares of common stock of the Company issuable in connection with the Company's Dividend Reinvestment and Stock Purchase Plan.

         Pursuant to Rule 461(a), the Company intends to request acceleration of the effective date of the Registration Statement orally.

         The filing fee of $22,650, calculated pursuant to Rule 457(c) of the Securities Act, was previously transmitted on behalf of the Company by wire transfer to the Securities and Exchange Commission's designated lockbox in Pittsburgh, Pennsylvania.

         If you have any questions, please call the undersigned at (212) 839-5632 or James O'Connor of this firm at (212) 839-7318. Thank you for your consideration in this matter.

                                      Very truly yours,

                                      /s/ Meaghan M. O'Toole